Exhibit 13.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F (the "Report") of QIWI plc (the "Company") for the fiscal year ended December 31, 2021 as filed with the U.S. Securities and Exchange Commission on the date hereof, Andrey Protopopov, as Chief Executive Officer of the Company, and Alexey Mashchenkov, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Andrey Protopopov
Name:	Andrey Protopopov
Title:	Chief Executive Officer
Date:	April 29, 2022

/s/ Alexey Mashchenkov
Name:	Alexey Mashchenkov
Title:	Chief Financial Officer
Date:	April 29, 2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of section 18 of the Securities Exchange Act of 1934.